Exhibit 10.1

AGREEMENT

This Agreement (this “Agreement”) is entered into on July 13, 2017 (the “Effective Date”), by and between Vince, LLC, a Delaware limited liability company, with a principal place of business at 500 fifth Avenue, 20th Floor, New York, NY 10110 (“Buyer”) and Rebecca Taylor, Inc., a New York corporation with a principal place of business at 307 W. 36th Street, New York, NY 10018 (“Supplier”). Buyer and Supplier are each referred to as a “Party” and collectively, the “Parties.”

Introduction

WHEREAS, Supplier intends to purchase certain VINCE-branded products from certain vendors and manufacturers of such goods located throughout the world; and

WHEREAS, Buyer intends to purchase from Supplier all such VINCE-branded goods.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

PURCHASE AND SALE OF VINCE GOODS

1.1  License to Purchase Vince Goods.  Subject to the terms and conditions of this Agreement, Buyer hereby licenses to Supplier the non-exclusive, limited right to purchase certain Vince-branded goods (the “Vince Goods”) from approved vendors and manufacturers identified by Buyer (each a “Vendor” and collectively, the “Vendors”) through a purchase order in substantially the same form as that attached as Exhibit A (a “Supplier Order”) at a price identified therein (the “Supplier Price”). The authority granted to Supplier under this Article 1.1 arises only pursuant to a corresponding purchase order from Buyer to purchase the relevant Vince Goods from Supplier in substantially the same form as that attached as Exhibit B hereto (a “Vince Order”) and at a price identified therein (the “Vince Price”).

1.2  Unless otherwise notified by Buyer and subject to the terms and conditions of this Agreement, within three (3) business days after its receipt of a Vince Order, Supplier shall: (i) issue a Supplier Order to the Vendor identified in the applicable Vince Order for the specified Vince Goods, quantities, specifications and delivery schedules provided in the relevant Vince Order, except for the purchase price which shall be the Supplier Price; and (ii) apply for a letter of credit to such Vendor in the amount equal to the price of the Vince Goods specified in the Supplier Order (a “Letter of Credit”) and upon receipt of the same from the issuing bank, promptly furnish the Letter of Credit as well as any documents required thereunder; provided Supplier may reject any Vince Order should such Vince Order cause Supplier to exceed its availability under its credit facility or otherwise cause undue financial stress on Supplier as determined in Supplier’s sole discretion.

1.3  Within two (2) business days after being notified by Vendor that the Vince Goods are ready to be delivered (a “Vendor Notice”), Supplier shall invoice Buyer in the amount specified in the Vince Order. Buyer shall pay such amount by wire transfer of immediately available funds to Supplier’s designated account within two (2) business days from the receipt of such invoice from Supplier or within such time as otherwise extended by Supplier in Supplier’s sole discretion (a “Timely Payment”). Immediately upon receipt of the applicable Timely Payment from Buyer, but in no event more than five (5) business days after the date of the Vendor Notice, regardless of any Payment Default, Supplier shall provide to Vendor all documentation required for Vendor to draw on the applicable Letter of Credit, at which time Supplier shall take full possession and title of the Vince Goods free and clear of all mortgages, liens, claims, charges, encumbrances, security interests or pledges of any kind or nature (“Liens”). Provided Buyer has made the Timely Payment on the relevant Vince Order, immediately upon taking possession and title of the Vince Goods, Supplier shall transfer title and possession to Buyer and Buyer shall take delivery from Supplier of the Vince Goods free and clear of all Liens (the “P&S”). The P&S shall be conducted in accordance with the process set out in Exhibit C hereto, as amended from time to time upon agreement by the Parties in writing.

1.4  Buyer shall, at the request of Supplier, issue an irrevocable letter of authorization to Supplier in which Buyer shall acknowledge Supplier’s authority to purchase the Vince Goods and/or Supplier’s Right of Resale, as defined below, if any, in substantially the same form as that attached as Exhibit D hereto (each a “Letter of Authorization”). Letters of Authorization issued hereunder shall be set to expire on December 31, 2018 and shall be renewed for periods of one (1) year thereafter during the Term. Notwithstanding the foregoing, all Letters of Authorization issued hereunder shall expire automatically upon termination or expiration of this Agreement, except to the extent such expiration would interfere with Supplier’s Right of Resale, if any, in which case all relevant Authorization Letters shall remain in effect and/or be renewed by Buyer as necessary to ensure Supplier’s ability to fully exercise its Right of Resale. In no event will any Vince Order be accepted or a Supplier Order placed with a Vendor without a Letter of Authorization in place with an expiration date of at least sixty (60) days past the Supplier Order’s scheduled ship date.

ARTICLE 2

PRICE AND PAYMENT

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2.1  The Vince Price shall be equal to one hundred and three and one half percent (103.5%) of the Supplier Price.

2.2  All amounts due under this Agreement shall be in U.S. dollars.

ARTICLE 3

TITLE, RISK OF LOSS AND INSURANCE

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3.1  Title and Risk of Loss. In no event shall title of the Vince Goods pass to Buyer until Buyer has made the related Timely Payment. Notwithstanding the timing of when title shall pass to Buyer, the risk of loss, flood, fire, theft or damage to the Vince Goods shall be borne solely by Buyer at all times and in no event shall Supplier be responsible to Buyer for any damages arising from any such loss. In the event Supplier exercises its Right of Resale, if any, the risk of loss shall pass to Supplier upon the Vince Goods being removed by Supplier from the warehouse location of Buyer’s freight forwarder.

3.2  Insurance. Buyer shall keep the Vince Goods fully insured, at the sole expense of Buyer, for the benefit of Supplier and Buyer with such insurance companies as shall be reasonably satisfactory to Buyer provided such policies of insurance include, without limitation, comprehensive general liability insurance, commercial property, property damage and product liability insurance (based on occurrence, not claims made) covering the sale and use of the Vince Goods in amounts not less than two million dollars ($2,000,000) per person per occurrence.  Buyer (i) shall name Supplier as an additional insured and loss payee under the insurance policy that will provide coverage for the Vince Goods pursuant to the terms hereof, including pursuant to Article 3.1; and (ii) will provide Supplier within three (3) business days of the date of any request from Supplier with a certificate of insurance (A) evidencing that Supplier has been named an additional insured under such insurance policy and (B) indicating that no coverage shall be canceled or changed on less than thirty (30) days’ prior written notice to Supplier.

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5ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF SUPPLIER

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To induce Buyer to enter into this Agreement, Supplier represents and warrants the following:

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4.1  Organization, Power and Standing.  Supplier is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to (i) carry on its business as currently conducted and (ii) enter into this Agreement and perform its respective obligations hereunder.

4.2  Validity and Enforceability. The execution, delivery and performance by the Supplier of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of Supplier. This Agreement has been duly executed and delivered by Supplier and constitutes the valid and binding agreement of Supplier and is enforceable against it in accordance with its terms and subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and rules of law governing specific performance, injunctive relief or other equitable remedies.

4.3  Required Consents.  All consents, orders, authorizations, approvals, declarations or filings, including, without limitation, any consent, approval or authorization of or declaration or filing with any party, including any governmental authority, if any, required by Supplier for or in connection with the execution, delivery or performance of this Agreement, have been obtained as of the date hereof.

4.4  No Conflict.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or result in (or with notice or lapse of time result in) a breach of or a default under, or violate any provision of, any applicable law, rule or regulation or any agreement, commitment, contract, instrument, order, decree, ruling or injunction to which Supplier is bound; (ii) result in the imposition of any Lien on the Vince Goods before purchase by Buyer hereunder; and (iii) not conflict with Supplier’s organizational documents, including but not limited to its certificate of incorporation and/or bylaws

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF BUYER

To induce Supplier to enter into this Agreement, Buyer represents and warrants the following:

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5.1  Organization, Power and Standing.  Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to (i) carry on its business as currently conducted and (ii) enter into this Agreement and perform its obligations hereunder.

5.2  Validity and Enforceability.  The execution, delivery and performance by the Buyer of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary company action of Buyer.  This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding agreement of Buyer and is enforceable against it in accordance with its terms and subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and rules of law governing specific performance, injunctive relief or other equitable remedies.

5.3  Required Consents.  All consents, orders, authorizations, approvals, declarations or filings, including, without limitation, any consent, approval or authorization of or declaration or filing with any party, including any governmental authority, if any, required by Buyer for or in connection with the execution, delivery or performance of this Agreement, have been obtained as of the date hereof.

5.4  No Conflict.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or result in (or with notice or lapse of time result in) a breach of or a default under, or violate any provision of, any applicable law, rule or regulation or any agreement, commitment, contract, instrument, order, decree, ruling or injunction to which Buyer is bound; (ii) result in the imposition of any Lien on the Vince Goods before purchase by Buyer hereunder; and (iii) not conflict with Buyer’s organizational documents, including but not limited to its certificate of incorporation and/or bylaws

5.5  Buyer will take all reasonable steps to ensure that the Vince Goods and their packaging will not at any time infringe on the intellectual property rights of any third party;

5.6  Buyer takes and will at all times continue to take all reasonable measures to ensure that the Vendors selected comply with all applicable laws in the manufacture and delivery of the Vince Goods and that such Vendors do not and will not, at any time, employ slave labor or child labor, as they are defined in the country in which the manufacture takes place, and in no event use or employ any labor younger than sixteen (16) years of age, forced labor or any other type of indentured labor in the manufacture of the Vince Goods; and

5.7  Buyer takes and will continue to take all reasonable measures to ensure that the Vendors selected operate their business in an ethical fashion and that they keep themselves informed of and execute and adhere to Buyer’s code of ethical conduct, including, inter alia, not engaging in any bribery of government or other administrative officials and adhering to and abiding by the United States Foreign Corrupt Practices Act.

ARTICLE 6

RIGHT OF RESALE IN THE EVENT OF PAYMENT DEFAULT

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6.1  Right of Resale. In the event Buyer fails to make the Timely Payment of any Vince Order hereunder (a “Payment Default”), then, subject to the terms and conditions of this Agreement, Supplier shall have the right to refuse to sell the Vince Goods to Buyer and shall have the right to sell the Vince Goods to any third party at the price, time and manner as Supplier, in its sole discretion, chooses (the “Right of Resale”).

6.2  Resale IP License. Subject to the terms and conditions of this Agreement, Buyer hereby licenses to Supplier the limited and non-exclusive right to use the Intellectual Property only as necessary for Supplier to perform its Right of Resale, if any, (the “Resale IP License”) anywhere in the world. In exercising its Right of Resale, Supplier shall have the right, but not the obligation to remove any VINCE-branded tags from the Vince Goods and shall have no obligation to sell the Vince Goods using the Vince Marks or trade name, provided, however, that if Supplier does use the Vince Marks or any reasonably recognizable portion thereof in any way to resell the Vince Goods pursuant to this Article 6, Supplier shall use reasonable efforts to preserve the Vince Goods in good and saleable condition and shall not alter any of the Vince Marks as they appear on or in connection with those goods. Supplier has the right to sublicense this Resale IP License on all the same terms and conditions as provided herein to any third-party reseller of the Vince Goods to whom Supplier sells the Vince Goods (“Reseller”). This Resale IP License shall end and Supplier and any Reseller shall cease any use of the Intellectual Property and any of the Authorization Letters on the date on which all Vince Goods subject to a Supplier Order or in the Supplier’s or Reseller’s possession or control have been sold to Buyer or to third parties. This Resale IP License is at all times subject to all provisions of Article 7 hereof.

ARTICLE 7

INTELLECTUAL PROPERTY AND CONFIDENTIAL INFORMATION

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7.1   Supplier acknowledges and agrees that Buyer is and remains at all times the exclusive owner of all rights, title and interest in and to the intellectual property embodied in the Vince Goods, including their packaging, labels and tags, the VINCE trademark and any stylized version thereof, including without limitation the and stylized marks (collectivley, the “Vince Marks”), and any other copyrights, trademarks, rights of publicity or other intellectual property used by Supplier pursuant to this Agreement and the Confidential Information in any form or embodiment thereof and any goodwill that has or which becomes attached thereto

(collectively, the “Intellectual Property”).

7.2  This Agreement does not grant or create any general authority in Supplier or any Reseller to produce, sell, distribute, or otherwise dispose of any goods incorporating any of the Intellectual Property or any items, which Buyer deems confusingly similar thereto.  Authority to use any of the Intellectual Property or to apply such Intellectual Property to products is granted only by and limited to Vince Orders and as otherwise provided in Article 6 of this Agreement.  Any authority granted by any Vince Order is deemed terminated when the Vince Order has been fully performed by both Parties, is otherwise revoked or terminated prior to delivery of the Vince Goods to Supplier in accordance with any terms of revocation or cancelation applicable to the Supplier Order with Vendor, or, in the event of a Payment Default, upon Supplier’s completion of its Right of Resale. Except for de minimis production overages, any Vince Goods manufactured for or purchased by Supplier in excess of the quantity designated in a Vince Order shall be and are hereby deemed counterfeit.

7.3  Except as required to perform hereunder, the Parties shall not disclose, use, appropriate, disseminate, copy, modify or recreate, directly or indirectly and shall prevent their respective directors, officers, employees, agents and independent contractors (“Personnel”) from using, disseminating, copying, modifying, appropriating or recreating, whether directly or indirectly, any of the other Party’s Confidential Information. By way of example, but not limitation, Supplier shall not at any time use any of the information related to pricing or sourcing of Vince Goods for its own benefit, including discussing the same with any Vendors, regardless of whether those vendors are, at the time of Supplier’s disclosure, already in possession of such information. Except as otherwise necessary for Supplier to exercise Supplier’s Right of Resale, within thirty (30) days after the termination or expiration of this Agreement, the Parties shall return to one another or destroy, at the other Party’s request and under its supervision, any and all of the other Party’s Confidential Information. Upon termination of this Agreement, Supplier shall return to Buyer and/or destroy at Buyer’s request and under Buyer’s supervision the Intellectual Property and/or any renderings of the Vince Goods in any form in Supplier’s then current possession.  As used herein, “Confidential Information” shall mean all proprietary and confidential information and trade secrets of the Parties and their respective subsidiaries and affiliated companies about their respective businesses, including, without limitation, designs, drawings and graphics and information about colors, fabrics and other materials, Vendor identity, Vendor lists, factory and Vendor pricing, new and modified products, financial and business data and plans and related reports, production facility inspection procedures, forms/reports, guidelines and training, legal and inspection documents and related correspondence, documents and information; provided such information was obtained solely as a result of exchange of information under this Agreement.

7.4  Except to the extent necessary for Supplier to accomplish its Right of Resale or to the extent it is incidental to Supplier’s Right of Resale: (a) neither Party shall do or suffer to be done any act or thing which may, in any way (i) adversely affect any rights of the other Party in and to Confidential Information; (ii) directly or indirectly reduce the value of the same, or (iii) reasonably be expected to lead to unwarranted or unfavorable publicity to the other Party or its licensees; and (b)  Supplier shall not do or suffer to be done any act or thing, which may, in any way adversely affect the rights of Buyer in and to the Intellectual Property. By way of example only, Supplier shall not, at any time, challenge Buyer’s ownership of or the validity of the

Intellectual Property or any application for registration thereof with an authorized registering body, nor shall Supplier seek to register or otherwise assert any ownership rights over the Intellectual Property or any portion, variation or simulation thereof or any goodwill arising therefrom.

7.5  At Buyer’s request, Supplier shall execute any documents reasonably required by Buyer to confirm Buyer’s ownership of all rights title and interest in and to the Intellectual Property as well as the respective rights of Buyer and Supplier under this Agreement.  At Supplier’s request, Buyer shall execute any documents reasonably required for Supplier to exercise any of its rights or obligations under this Agreement.

ARTICLE 8

CLAIMS AGAINST VENDORS

8.1  No Warranties from Supplier on Vince Goods. Regardless of any warranty that may be provided by Vendor under the Supplier Order, Buyer acknowledges and agrees that, as between the Parties hereto all Vince Goods sold by Supplier to Buyer pursuant to this Agreement shall be sold by Supplier on an “as is, where is” basis and without warranty of any kind from Supplier (other than that such Vince Goods will be free and clear of any Liens).  EXCEPT AS EXPRESSLY PROVIDED HEREIN, SUPPLIER PROVIDES NO WARRANTY WHATSOEVER RESPECTING THE VINCE GOODS AND DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR USE.

8.2  Provided a Payment Default has not occurred, in the event that any claims arising out of or in connection with the Vince Goods shall be instituted against any Vendor, Supplier hereby assigns and transfers all rights, title and interest to any such claim to Buyer and hereby grants full authority to Buyer to institute and prosecute claims (if necessary including court proceedings) against such Vendor for and on behalf of the Supplier, where applicable.

ARTICLE 9

TERM AND TERMINATION

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9.1  Term. This Agreement shall commence on the Effective Date and shall remain in full force and effect until terminated as provided herein (the “Term”).

9.2  Termination. This Agreement may be terminated by either Party with or without cause by providing sixty (60) days prior written notice to the other Party. Notwithstanding the foregoing, either Party may terminate this Agreement immediately upon notice to the other Party in the following circumstances: (i) either Party materially breaches this Agreement and that breach remains uncured for a period of twenty (20) days after receipt of written notice thereof from the non-breaching Party, except as otherwise provided in Article 9.3; (ii) either party: (a) pursuant to or within the meaning of any law relating to insolvency or relief of debtors, commences a voluntary case or proceeding; consent to the entry of an order for relief against it in an involuntary case; (b) consents to the appointment of a trustee, receiver, assignee, liquidator or similar official; (c) makes an assignment for the benefit of its creditors; (d) admits in writing its inability to pay its debts as they become due; or (e) becomes subject to a court order as a debtor or an order is issued on behalf of such party as a debtor; (iii) any representation or warranty made by the other Party in this Agreement is proven to be or to have been false in any material respect at any time during the Term; or (iv) a Change in Control of either Party.  For purposes of this Agreement, the term “Change in Control” shall mean and shall be deemed to have occurred on the date on which (a) the current stockholders of Supplier shall cease to have, directly or indirectly, beneficial ownership of, or voting control over, a majority of the voting power of the relevant Party whether by merger, issuance, sale or transfer of shares, other than the sale of Buyer’s capital stock by Buyer’s majority shareholder in the open market, or (b) the occurrence of a sale of all or substantially all of the assets of that Party occurs.  Any action by Buyer seeking to terminate or to actually terminate, repudiate, reject or otherwise avoid its obligations under this Agreement shall permit Supplier to cease performance under this Agreement without further notice to Buyer, it being understood that if Supplier elects to cease performance this shall not affect its other rights and remedies under this Agreement, including its Right of Resale and related Resale IP License.

9.3  In the event of a Payment Default of Buyer, Supplier may terminate this Agreement with immediate effect except as to the provisions necessary and applicable to Supplier’s Right of Resale and any provisions which survive termination of this Agreement as provided herein.

9.4  Notwithstanding anything to the contrary in this Agreement, in the event the expiration or termination of this Agreement is scheduled to occur while a Supplier Order is already in process and confirmed with a Vendor, the Parties shall fully perform their obligations under the relevant Vince Order and this Agreement shall remain in full force and effect until such performance is complete.

ARTICLE 10

Exculpation; Indemnification

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10.1  Exculpation.  Except as relates to Supplier’s Right of Resale hereunder, neither Supplier, nor any officer, employee, representative, consultant or agent of Supplier or any of its Affiliates shall be liable to Buyer or any other party for, and Buyer releases Supplier from all claims relating to or arising out of the manufacture, maintenance or shipment of Vince Goods, provided that such claim does not arise out of an act or omission of Supplier which constitutes fraud, willful misconduct, or gross negligence.

10.2  Indemnification by Buyer. Buyer shall indemnify, defend and hold Supplier and its employees, officer, directors, affiliates, agents and consultants harmless from and against all third-party claims, liabilities, obligations, costs, damages, losses and expenses of any nature (including reasonable attorneys’ fees) (each, a “Claim” and collectively, the “Claims”), arising out of, relating to or in connection with (i) any breach or inaccuracy in the representations or warranties of Buyer in Article 5 hereof; (ii) any claim by Vendor against Supplier arising out of or relating to the Vince Goods, provided such claim does not arise out of Supplier’s gross negligence or willful misconduct; (iii) the Vince Goods, including liability related to manufacturing practices or any defects caused therefrom and liability arising out of or in connection with customs issues and/or duties related to the Vince Goods; (iv) any claim that the Vince Goods, packaging or Vince Marks infringe on the intellectual property rights of any third party; and (v) Buyer’s fraud, gross negligence or willful misconduct. Buyer shall also indemnify, defend and hold Supplier harmless only to the extent of any related insurance proceeds from any loss, expense, claim or other cost arising from any loss, flood, fire, theft, or damage to the Vince Goods which occurs at a time when the risk of loss is held by Buyer as provided in Article 3.1.

10.3  Indemnification by Supplier.  Supplier shall indemnify, defend and hold Buyer and its employees, officers and directors, affiliates, agents and consultants harmless from and against all third-party Claims arising out of, relating to or in connection with (i) any breach or inaccuracy in the representations or warranties of Supplier in Article 4 hereof and (iii) any act or omission of Supplier which constitutes actual fraud, gross negligence or willful misconduct in connection with this Agreement.

10.4  The Parties will cooperate with each other in connection with the defense, negotiation or settlement of any Claim to be indemnified hereunder and shall take no action and make no admission or statement not otherwise required by applicable law which would adversely affect the defense of any Claim hereunder.  In connection with any indemnification obligation for any Claim, each of Supplier and Buyer and their representatives shall be entitled to access, upon reasonable notice, the records and books of such other party hereto as they relate to the relevant Claim.

Article 11

LIMITATION OF LIABILITY

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EXCEPT AS TO THE PARTIES’ INDEMNIFICATION OBLIGATIONS HEREUNDER, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, LOSS OF BRAND VALUE, OR LOST PROFITS, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY, ARISING FROM THE PERFORMANCE OF, OR RELATING TO, THIS AGREEMENT REGARDLESS OF WHETHER SUCH PARTY HAS BEEN NOTIFIED OF THE POSSIBILITY OF, OR THE FORESEEABILITY OF, SUCH DAMAGES. THE PARTIES AGREE THAT THE LIMITATIONS SPECIFIED IN THIS ARTICLE 11 SHALL SURVIVE AND APPLY EVEN IF ANY LIMITED REMEDY SPECIFIED IN THIS AGREEMENT IS FOUND TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.

ARTICLE 12

Miscellaneous

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12.1  Further Assurances.  Each party shall, from time to time, upon request by the other, execute and deliver all such further documents or instruments as may be required in order to give effect to the purpose and intent of this Agreement.

12.2  Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Neither party shall have the right to assign its rights or obligations hereunder without the prior written consent of the other.

12.3  Severability.  If any provision of this Agreement, or the application thereof to any person or circumstance, is invalid or unenforceable in any jurisdiction, (i) a substitute and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable in such jurisdiction, the intent and purpose of the invalid and unenforceable provision and (ii) the remainder of this Agreement and the application of such provisions to other persons, circumstances and jurisdictions shall not be affected by such invalidity or unenforceability.

12.4  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE AND WITHOUT REGARD TO ITS CONFLICTS OF LAWS RULES. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK OR OF THE UNITED STATES DISTRICT COURTS OF SUCH STATE SITTING IN THE BOROUGH OF MANHATTAN, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES CONSENT, FOR THEMSELVES AND IN RESPECT OF THEIR RESPECTIVE PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS.  THE PARTIES HERETO IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR OTHER DOCUMENT RELATED HERETO.  THE PARTIES HERETO WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

12.5  Notices.  Any notice, request or other communication required or permitted by this Agreement to be given by either party to the other shall be in writing and delivered personally, mailed by registered or certified mail, return receipt requested, by recognized overnight courier or by facsimile transmission addressed as follows:

If to Buyer:

VINCE, LLC

500 Fifth Avenue, 20th Fl

New York, NY 10110

Attn: General Counsel

Email: legal@vince.com

If to Supplier:

Rebecca Taylor, Inc.

307 W. 36th Street

New York, NY 10018

Attn: COO

or to such other address as any party shall have specified by notice to the other in accordance with this Article.  Notice will be deemed received the same day when delivered personally or when sent by facsimile transmission with evidence of delivery, five (5) days after mailing when sent by registered or certified mail, return receipt requested, and the next business day when delivered by overnight courier.  Purchase orders, forecasts and routine business correspondence not involving the specific terms of this Agreement shall not be subject to this Article and shall be effective only upon receipt.

12.6  Entire Agreement; Amendments; Waiver.  This Agreement expresses the entire understanding of the parties hereto and replaces any prior oral or written agreements concerning the subject matter hereof, and the parties acknowledge that it has not executed this Agreement in reliance upon any promise, agreement, representation or warranty not expressly set forth in this Agreement.  No amendment or supplementation hereof shall be effective or binding on either party hereto unless reduced to writing and executed by the duly authorized representatives of both parties hereto.  No provision set forth herein shall be deemed a waiver of any right under, or a modification of any provision of, any other agreement between the parties hereto.

12.7  Participation of the Parties.  The parties hereto acknowledge that this Agreement and all matters contemplated herein, have been negotiated among all parties hereto and their respective legal counsel and that all such parties have participated in the drafting and preparation of this Agreement from the commencement of negotiations at all times through the execution hereof, and that any ambiguity contained herein shall not be construed against a party as the drafting party.

12.8  Headings.  The headings of Articles and Articles herein are inserted for convenience of reference only and shall be ignored in the construction or interpretation hereof.

12.9  Survival. All provision of this Agreement, which by their terms apply beyond the Term, including provisions of Articles 4,5,6,7,8,10,11 and 12.3, 12.4, 12.5 and 12.9, among others, shall survive the expiration or termination of this Agreement.

12.10  No Partnership. This Agreement does not constitute and shall not be construed as a partnership or joint venture between Buyer and Supplier. Neither Party shall have any right to obligate or bind the other Party in any manner whatsoever, and nothing herein contained shall give, or is intended to give, any rights of any kind to any third persons.  Supplier shall not be deemed an agent or representative of Buyer for any purpose, except as specifically agreed in a separate writing duly executed by an officer of each party

12.11  Execution of Agreement.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which,

when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery an ‘Electronic Deliver”) shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by Electronic Delivery shall be deemed to be their original signatures for all purposes.

(Signature Page Follows)

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as a sealed instrument as of the date first above written.

VINCE, LLC

By:  /s/Brendan Hoffman

Name: Brendan Hoffman

Title:  Chief Executive Officer

REBECCA TAYLOR, INC.

By: /s/Bruce Migliaccio

Name: Bruce Migliaccio

Title: Chief Operating Officer and Chief Financial Officer